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                                                                      Exhibit 99
                                                                      ----------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                            FORM 10-QSB JUNE 30, 1997
                            -------------------------

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

         1. Statement of Cash Available for Distribution for the three months ended June 30, 1997:

         Net loss                                                  $   (52,000)
         Add:     Amortization                                           2,000
                  Cash from reserves                                    52,000
         Less:    Equity in (loss) of Local Limited Partnership         (2,000)
                                                                   ------------
         Cash Available for Distribution                           $         0
                                                                   ============


         2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1997:

            Entity Receiving                 Form of
              Compensation                 Compensation            Amount
        --------------------------       -----------------        --------

        First Winthrop Corporation       Interest on Loans        $ 16,000

        WP Management Co., Inc.           Management Fees         $     --

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